TRADEMARK ASSIGNMENT AGREEMENT

AGREEMENT made as of the 10th day of November 2020 **("Effective Date")** by and among, on the one hand, **DAWSON CITY, LLC,** a limited liability company organized under the laws of the State of Colorado with its principal offices located at 7182 W Morraine Dr, Littleton, CO 80128 (hereinafter **"Seller")** and, on the other hand, **SLINGER BAG CANADA INC.,** a corporation formed under the laws of Canada (hereinafter **"Purchaser"),** with its principal offices located at 2709 North Rolling Road, Suite 138, Windsor Mill, MD 21244, together with its parent corporation, **SLINGER BAG INC.,** a corporation organized under the laws of the State of Nevada, with its principal offices located at 2709 North Rolling Road, Suite 138, Windsor Mill, MD 21244 **("Slinger Bag").** From time to time herein any of Seller, Purchaser or Slinger Bag may be referred to as a **"Party"** and, collectively, as the **"Parties."**

RECITALS

A. Seller owns the United States trademark SLINGER for use on or in connection with ce1tain pet toys (the **"Mark"),** as evidenced by the U.S. Trademark Registrations for such mark as more fully described on **Exhibit A** annexed hereto and made a part hereof, together with all common law rights and all good will associated therewith.

B. Purchaser has offered to purchase all of Seller's right, title and interest in and to the Mark under their respective U.S. Trademark Registrations, along with associated common law rights and good will. Together, the U.S. Trademark Registrations for the Mark, the common law rights and goodwill associated with all and any of the foregoing is referred to collectively herein as the **"Transferred Assets."**

C. Seller has agreed to sell, assign, transfer, convey and set over to Purchaser all of Seller's right, title and interest in and to the Transferred Assets rights in exchange for the consideration described herein.

D. Purchaser is, indirectly, a wholly owned subsidiary of Slinger Bag, and Purchaser asserts that the purchase and receipt of the assignment of the Transferred Assets by Purchaser contemplated by this Agreement will provide direct and indirect benefits to Slinger Bag.

E. The Parties have agreed upon the terms and conditions governing the purchase by Purchaser and the sale by Seller of the Transferred Assets, and desire to memorialize such terms herein.

ACCORDINGLY, the Parties, in exchange for the mutual covenants and agreements herein contained , and intending to be legally bound hereby, agree as follows.

1. **Sale and Transfer.** In exchange for payment or delivery of the consideration described in Section 2 below (the **"Consideration"**) by Purchaser, such consideration consisting of three (3) elements: the "Cash Component," the "Issued Shares" and the " Warrant Shares," as each of such terms is defined in Section 2 below and the covenants and representations set forth herein, Seller hereby agrees to sell, assign, transfer, convey, set over and deliver to Purchaser, free and clear of all liens, claims and encumbrances, and Purchaser hereby agrees to purchase, accept and receive from Seller, all of Seller's rights in and to the Transferred Assets, such sale and transfer to occur at the Closing described in Section 3 below.

2. **Consideration.** In complete consideration and exchange for the sale by Seller of the Transferred Assets, free and clear of any and all liens, claims or encumbrances, at the Closing of the transaction contemplated hereby, Purchaser and, as applicable, Slinger Bag, agrees to:

(a) pay to Seller, and Seller agrees to accept from Purchaser, a one time, lwnp- sum cash payment of Thirty Thousand and 00/100 United States Dollars (US$30,000.00) (the **"Cash Component"); *and***

(b) issue to Seller Thirty Five Thousand (35,000) fully paid, duly authorized, validly issued, and non-assessable shares of the Common Stock of Slinger Bag (the **"Issued Shares");** and

(c) issue to Seller a warrant, subject to and on the terms and conditions set forth in the form of warrant annexed to and made a part of this Agreement as **Exhibit B** hereto, granting Seller the right to purchase up to an additional Fifty Thousand (50,000) shares of the Common Stock of Slinger Bag (the **"Warrant Shares").**

3. **Closing; Role of Escrow Agent.** The consummation of the transaction contemplated hereby (the **"Closing"**) shall occur on a date that is on or before November 10, 2020, as mutually agreed by Seller and Purchaser. In order to effectuate the Closing:

(a) On or before the date established by the Parties as the Closing, Seller shall deliver to Purchaser's and Slinger Bag's counsel, Myers Wolin, LLC, acting solely as escrow agent **("Escrow Agent"):** a duly executed Trademark Assignment, in recordable form, sufficient to transfer and convey all of Seller's right, title and interest in and to the Mark with the United States Patent and Trademark Office **("USPTO"),** substantially in the form annexed hereto as **Exhibit C,** together with all such other or additional instruments of assignment as may be required.

(b) On or before the date established by the Parties as the Closing, Purchaser and, as applicable, Slinger Bag, shall provide to Escrow Agent, solely in its capacity as escrow agent:

(i) a wire transfer in the net amount (that is, net of any wire fees charged to Purchaser or Escrow Agent) equal to the Cash Component; and

(ii) evidence in the form of a share certificate (if the Issued Shares are certificated) or other evidence or confirmation reasonably satisfactory to Seller (if the Issued Shares are uncertificated or book-entry only) of the due issuance of the Issued Shares to and in the name of Seller; and

(iii) a duly executed and legally effective Warrant in the form annexed hereto as **Exhibit B** giving Seller the right, subject to the terms and conditions set forth therein, to purchase up to the full number of shares of the Common Stock of Slinger Bag constituting the Warrant Shares.

(c) On the Closing Date, provided that the Escrow Agent shall have received:

(i) from Purchaser, funds equal to the net Cash Component and the other Consideration to be paid or delivered to Seller in exchange for the Transferred Assets, and

(ii) from Seller, the duly executed instrument of transfer described in Section 3(a) above,

Escrow Agent shall deliver from the escrow to Seller the Consideration and shall simultaneously deliver to Purchaser or its agent from the escrow the original duly executed instruments of transfer conveying to Purchaser all of Seller's right, title and interest in and to the Transferred Assets. In the absence of gross negligence or willful misconduct , the Escrow Agent shall not be liable to any Party for any action or omission taken by the Escrow Agent in its capacity as such, and the Parties hereby acknowledge and agree that the Escrow Agent is acting in such capacity without additional compensation solely as an accommodation to the Parties. In the event of any dispute between the Parties arising out of or relating to this Agreement, Seller hereby waives and agrees not to assert any claim or objection that it may have against the Escrow Agent continuing to represent Purchaser and/or Slinger Bag in any such dispute or controversy notwithstanding its role as Escrow Agent hereunder.

4. **Transfer of Ownership of the Mark and other Transferred Assets.** For purposes of clarification, Seller' s sole responsibility with respect to the sale and transfer of the Mark is to duly execute and deliver the Trademark Assignment and other instruments of conveyance described in Section 3(a) above effecting the transfer of the Transferred Assets free and clear of any and all liens, claims and encumbrances, but subject to its obligations to cooperate to better evidence such transfer if requested pursuant to Section 12 below. Subject to Seller' s satisfaction of such obligations, Purchaser alone shall be responsible, at its own cost, for effecting the filing of the Trademark Assignment with the USPTO. Upon transfer of the Mark and other assets constituting Transferred Assets at the Closing, Seller neither shall have nor shall Seller assert any further rights or interests in any of the Transferred Assets.

5. **Excluded Marks and other Jurisdictions.** Nothing contained in or to be inferred from this Agreement is intended or shall be construed so as to cause the transfer from Seller to Purchaser of any other trademark and servicemark now or hereafter owned by or licensed to Seller, including Seller' s U.S. Application 88/298,250 filed February 12, 2019 for the mark SLING ALL, and any rights to the Mark in any class other than the classes identified on

Exhibit A, and in any jurisdiction other than the rights arising from the trademark registrations for the Mark in the United States; *provided, however,* that as an inducement to Purchaser to purchase the Mark and to pay (and to have Singer Bags contribute to) the Consideration to Seller, Seller has represented and warranted to, and covenanted with Purchaser that:

(a) Other than as set forth above, Seller does not own, has not received a license from any third party, and has not applied for any trademarks or service marks in the United States using the word or name "Slinger," alone or in conjunction with one or more other words or symbols, any similar word or any other mark that is likely to be confused with the Mark in United States commerce **("Competing Marks")**;

(b) Other than as set forth above, from and after the Closing, Seller will not use or apply for any Competing Marks anywhere in the world regardless of the International Class for which registration of such marks would be made, and Seller will not challenge, oppose or otherwise interfere with Purchaser's use or registration of the Mark or the brand SLINGER for any class of goods or services worldwide, or any mark incorporating the root term SLING anywhere in the world; and

(c) Seller will completely cease use of the Mark for the "Remaining Inventory" (as such term is defined in Section 6 below) in accordance with the and within the time period contemplated by Section 6 below.

6. **Remaining Inventory; Sell-Off Period.** Purchaser and Slinger Bag acknowledge that Seller has a limited quantity of dog toys bearing the Mark that, as of the date hereof, remain in Seller's inventory in the United States (the **"Remaining Inventory")**. Seller has represented to Purchaser and Slinger Bag that no more product will be manufactured or produced by Seller that bears the Mark as of the date of signing of this Agreement and will, in good faith, make every attempt to sell Remaining Inventory in the next 9 months. It is also understood and agreed that any purchaser of the "Remaining Inventory" shall have the right to resell the same within the Sell-Off Period; and all buyers of any product from Seller, directly and indirectly, bearing the mark SLINGER before the Closing Date and during the Sell Off Period shall be free from claims of infringement of the Mark.

7. **Seller's Representations and Warranties.** Seller hereby represents and warrants to Purchaser that:

(a) Seller is a limited liability company duly organized, existing and in good standing under the laws of the State of Colorado;

(b) Seller is the sole and lawful owner of the Transferred Assets, free and clear of any and all liens, claims, charges and encumbrances other than those created by its execution and delivery of this Asset Transfer Agreement, and the Transferred Assets are freely transferable hereunder by Seller;

(c) there are no pending claims, actions, or judicial or other adversary proceedings involving Seller that would or may adversely affect any of the Transferred Assets and, to the best knowledge of Seller, no such action or proceeding is threatened;

(d) the registrations of the Mark are currently valid and subsisting and in full force and effect;

(e) there is no past due fee or payment owing in the U.S. Patent and Trademark Office relating to the Transferred Assets. Seller agrees, however, that should any such payment or fee be due or incurred prior to the Effective Date, Seller will pay such fee to the U.S. Patent and Trademark Office or to Purchaser, as Purchaser may reasonably direct:

(f) has not, directly or indirectly, for remuneration or otherwise, transferred, sold, pledged, licensed or conveyed to any other person, party or entity any of the Transferred Assets or any interest or right therein, and there are no licenses or rights currently in effect in favor of any third party to use either of the Mark or any of the other Transferred Assets except for the license rights conveyed pursuant to the Consent and Release dated 23 October 2018 which Consent and Release is being merged into the assignment as set forth in paragraph 15 hereinafter and except for those rights provided to purchasers of products from Seller directly and indirectly under or using the Mark;

(g) Seller has accurately repo1ied to Purchaser and Slinger Bag its quantity of Remaining Inventory on hand as of the Effective Date; and

(h) the execution, delivery and performance of this Agreement by Seller has been authorized by all required action and does not and will not violate or contravene the terms of any other agreement, undertaking or order to which Seller is a party or by which any of its assets are bound.

8. Representations and Warranties of Purchaser and Slinger Rag.

(a) By Purchaser: Purchaser hereby represents and warrants to Seller that:

(i) Purchaser is a corporation duly organized, existing and in good standing under the laws of Canada;

(ii) the execution, delivery and performance of this Agreement by Purchaser has been duly authorized by all required corporate action; and

(iii) the execution, delivery and performance of this Agreement by Purchaser does not and will not violate or contravene the terms of any other agreement, undertaking or order to which Purchaser is a party or by which any of its assets are bound.

(b) By Slinger Bag:

(i) Slinger Bag is a corporation duly organized, existing and m good standing under the laws of the State of Nevada;

(ii) Purchaser is a wholly owned subsidiary of Slinger Bag Americas Inc. which is, in turn, a wholly owned subsidiary of Slinger Bag; accordingly, the purchase, receipt and commercial exploitation of the rights derived from or associated with the Transferred Assets will provide direct and indirect benefits to Slinger Bag;

(iii) the execution, delivery and performance of this Agreement by Slinger Bag including, without limitation, the issuance and delivery of the Issued Shares and the issuance of the Warrant has been duly authorized by all required corporate action; and

(iv) the execution, delivery and performance of this Agreement by Slinger Bag does not and will not violate or contravene the terms of any other agreement, undertaking or order to which Slinger Bag is a party or by which any of its assets are bound.

9. **The Issued Shares and the Warrant.** Upon the Closing, and subject to Seller having supplied the Assignment to Purchaser in the form as set forth in Exhibit C hereto provided by Purchaser, Slinger Bag shall issue to Seller Thirty Five Thousand (35,000) fully paid and non-assessable shares of the Common Stock of Slinger Bag. Slinger Bag also shall issue the Warrant, substantially in the form of **Exhibit B** annexed to and made a part of this Agreement, pursuant to which Seller shall have the right, for the term of the Warrant, and at the exercise price set forth therein, to purchase up to an additional Fifty Thousand (50,000) shares of the Common Stock of Slinger Bag.

10. Mutual Indemnity. Limitation of Liability. Purchaser hereby indemnifies and agrees to hold harmless Seller from and against claims that may be brought against Seller, if any, arising from Purchaser's (or Slinger Bag's) use and exploitation of the Transferred Assets, after the Closing, including its sale of products under the Mark. Seller indemnifies and agrees to hold harmless Purchaser and Slinger Bag from and against claims that may be brought against Purchaser, Slinger Bag, or both, if any, arising from Seller's use and exploitation of the Transferred Assets, before the Closing, including its sale of products under the Mark. **NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, HOWEVER ARISING, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.**

11. Notices.

All notices required or permitted hereunder shall be delivered personally or by suitable express messenger service, postage prepaid, return receipt requested, to its address set forth

below, or to such other address as such Party shall have notified the other Parties in accordance with this Section 11.

If to Seller:	Dawson City, LLC *Attn:* Joseph A. Buescher 7182 W Monaine Dr, Littleton, CO 80128
	Dawson City, LLC *Attn:* Michael A. Saber 154 Saber Creek Drive, Monument, CO 80132
If to Purchaser:	Slinger Bag Canada Inc. *Attn:* Mark Radom, Esq., General Counsel 2709 North Rolling Road, Suite 138 Windsor Mill, MD 21244
If to Slinger Bag:	Slinger Bag Inc. *Attn:* Mark Radom, Esq. General Counsel 2709 No1th Rolling Road, Suite 138 Windsor Mill, MD 21244

For any Notice sent to Purchaser or Slinger Bag, a copy of such notice for informational purposes (but not constituting notice hereunder) shall be delivered to:

Harris A. Wolin, Esq.
Myers Wolin, LLC
100 South Jefferson Road, Suite 202
Whippany, New Jersey 07981

For any Notice sent to Seller, a copy of such notice for informational purposes (but not constituting notice hereunder) shall be delivered to:

Thomas J. Rossa, Esq
Hayes Soloway, PC
4640 E. Skyline Drive
Tucson, AZ 85718

The failure or refusal of a Party to accept or acknowledge delivery of any notice otherwise properly given hereunder shall not affect the validity thereof. Counsel to a Party may provide notice on behalf of its client with the same effect as if given by such Party.

12. **Further Documents and Cooperation.** Each of the Parties agrees that it shall provide reasonable cooperation and execute, acknowledge and deliver, in a timely manner , any and all further agreements, documents and instruments that may be necessary or expedient to more fully effectuate the intent and purpose of this Agreement including, without limitation, any further documents needed to effectively transfer or vest title in Purchaser to Seller's rights in and to the Transferred Assets.

13. **Arbitration.** In the event that any dispute or controversy arises out of or in c01mection with this Agreement including, without limitation, any dispute or controversy relating to the Transferred Assets or the Consideration, including any alleged breach hereof, the Parties shall consult with each other in good faith and, recognizing their mutual interests, attempt to reach a satisfactory solution. If the Parties involved are unable, despite their good faith efforts, to reach an amicable settlement or resolution within a period of sixty (60) days, then, upon notice by any Party to the others, any unresolved controversy or claim shall be settled and determined exclusively by an arbitration hearing to be held in Denver, Colorado before a single impartial and experienced arbitrator, conducted in accordance with the rules of the American Arbitration Association then obtaining. Any award or decision rendered therein shall be in writing, shall set forth the finding of facts and the reasoning of the arbitrator, and shall be binding upon the Parties, with the legal fees of the prevailing Party to be borne by the other Party or Parties, or as may otherwise be determined by the arbitrator to be fair and reasonable. Such decision may be entered in any court of competent jurisdiction for enforcement. Seller hereby consents to the jurisdiction of such an arbitral proceeding in Denver, Colorado, and agrees to waive and not to claim that such a venue constitutes an inconvenient forum for the resolution of any disputes arising under or in connection with this Agreement or the transaction contemplated hereby.

14. **Governing Law.** This Agreement and the rights and obligations of the Parties hereunder or arising herefrom shall be governed by and construed in accordance with the laws of the State of Colorado applicable to agreements made and to be performed in such State, without regard to its conflicts of laws principles or the application of any other doctrine that might result in this Agreement being governed by or construed under the laws of any other jurisdiction.

15. **Complete Agreement; Recital Paragraphs.** This Agreement, together with the Exhibits hereto, represents and memorializes the complete agreement and understanding among the Parties with respect to the subject matter hereof, merging and superseding any prior or contemporaneous communications, discussions, agreements (including the Consent and Release Agreement from October 2018) or understandings, whether written or verbal, that the Parties may have had. No Party is relying upon any representation, warranty, promise or undertaking not expressly memorialized by this Agreement. Recital paragraphs A through E above are hereby incorporated by reference as if fully set forth herein, and such paragraphs constitute an integral part of this Agreement.

16. **Severability.** In the event that any provision of this Agreement is determined by an arbitrator or court of competent jurisdiction to be illegal, void, inoperative or otherwise

unenforceable as to any person, entity or circumstance, no other provision hereof, nor the application of such provision to any other person, entity or circumstance, shall be affected thereby, and the balance of this Agreement shall remain in full force and effect as if such inoperative provision (as it relates to the person, entity or circumstance as to which it shall have been declared inoperative) had not been included herein.

17. **Non-Disparagement.** For a period of five (5) years following the Closing Date, each Party agrees that it will not, directly or indirectly, disparage the other Party, its officers or employees, nor take any action that could reasonably be expected to adversely affect the reputation or standing of either Party, its officers or employees. For purposes of this Agreement, *"disparage"* shall mean to make any negative statement, whether in writing, electronically or orally, so as to question or denigrate the abilities, capacity, reliability, honesty, integrity or qualities of another person or Party or the products designed, manufactured, offered or sold by such other person or Party.

18. **Confidentiality.** For a period of five (5) years following the Closing Date, neither Party shall disclose (whether orally, in writing or through any other method or medium) to any third party any information with respect to the te1ms of this Agreement, except (a) to each Party's respective officers, directors, employees, auditors, and attorneys who have a demonstrable need to know in their capacity as such; (b) to the extent necessary (redacted to the greatest extent possible) to comply with law or with the valid order of an administrative agency or a court of competent jurisdiction or (c) in order to enforce its rights or perform its obligations under this Agreement.

19. **Counterparts.** This Agreement may be executed in several counterparts and each counterpart, when so executed and delivered, shall constitute an original instrument , but all such separate counterparts shall constitute but one and the same agreement.

** EXECUTION PAGE FOLLOWS**

IN WITNESS WHEREOF, the Parties have caused their duly authorized officers to execute this Agreement as of the Effective Date first above written.

Seller:

DAWSON CITY, LLC

By:____________________
Name: Joseph A. Buescher
Title: Manager/Member

And

By: ____________________
Name: Michael A. Saber
Title: ~~Member~~ MANAGER/MEMBER

Solely as Escrow Agent:

MYERS WOLIN, LLC

By: ____________________
Harris A. Wolin, Member

Purchaser:

SLINGER BAG CANADA INC.

By
Name: Mike Ballardie
Title: Chief Executive Officer

SLINGER BAG INC.

By:____________________
Name: Mike Ballardie
Title: Chief Executive Officer

EXHIBIT A

The Transferred Assets

U.S. Trademark Registration No. 4946870 for the mark SLINGER in International Class 28, registered on April 26, 2016, for "Toys, namely, balls, disks and stuffed plush toys; toys, namely, an apparatus for throwing balls, disks, and stuffed plush toys; dog toys, namely, balls, disks, stuffed plush toys and an apparatus for throwing balls, disks and stuffed plush toys for playing with a dog; hunting, sports and recreation equipment, namely, balls, disks , stuffed plush toys and an apparatus for throwing balls, disks and stuffed plush toys for playing with a dog."

U.S. Trademark Registration No. 4192951 for the mark SLINGER in International Class 28, registered on August 21, 2012, for "Toys, namely, an apparatus for throwing balls and disks; dog toys, namely, an object throwing apparatus for playing fetch with a dog."

Common Law rights in the brand SLINGER.

The SLINGER LOGO

EXHIBITB

Form of Warrant

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE **"ACT"),** OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 4 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECA TED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

WARRANT TO PURCHASE COMMON STOCK

Company: Slinger Bag Inc.

Holder: Dawson City, LLC

Shares: 50,000 shares of the Company's common stock

Class of Stock: shares of common stock of the Company

Exercise Price per share: $0.50

Issue Date: ____________, 2020

Term : See Section 4.1

THIS WARRANT CERTIFIES THAT, for value received as consideration pursuant to that trademark assignment agreement dated November 10, 2020 (the "Trademark Assignment Agreement") and for other good and valuable consideration the sufficiency of which is hereby acknowledged, Holder is entitled to receive the Shares in the form of fully paid, duly authorized, validly issued, and nonassessable shares of the Company at the Exercise Price, all as set forth herein, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1. EXERCISE.

1.1 Method of Exercise: Payment.

The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as

Appendix 1 duly executed) at the principal office of the Company, and by the payment to the Company, by certified, cashier's or other check acceptable to the Company or by wire transfer to an account designated by the Company, of an amount equal to the aggregate Exercise Price of the Shares being purchased.

1.2 Delivery of Certificate and New Warrant. Promptly after Holder first exercises this Warrant, the Company shall deliver to Holder certificates for or other evidence (reasonably acceptable to the Holder) of the Shares received and, if this Warrant has not been fully exercised and has not expired, a new Warrant representing the Shares not so received.

1.3 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruct ion or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this War rant, a new warrant of like tenor.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

2.1 Stock Dividends, Splits, Combinations, etc. If the Company declares or pays a dividend on the Shares payable in Common Stock, or other securities , then upon exercise of this War rant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend occurred. If the Company subdivides the Shares by reclassification or otherwise into a greater number of shares or takes any other action which increases the amount of stock into which the Shares are convertible , the number of shares purchasable hereunder shall be proportionately increased and the Exercise Price shall remain the same. If the outstanding shares of the Company are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Exercise Price shall be prop01tionately increased and the number of Shares shall be proportionately decreased.

2.2 Reclassification Exchange or Substitution, etc. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or net exercise of this Warrant , Holder shall be entitled to receive, upon exercise or net exercise of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder an amendment to this Warrant setting forth the number and kind of such new securities or other property issuable upon exercise or net exercise of this Warrant as a result of such reclassification, exchange, substitution or other event that results in a change of the number and/or class of securities issuable upon exercise or net exercise of this Warrant.

2.3 Merger or Consolidation. Upon any capital reorganization of the Company's capital stock (other than a subdivision, combination, reclassification or exchange of shares provided for

elsewhere in this Section 2) or a merger or consolidation of the Company with or into another corporation, then as a part of such reorganization, merger or consolidation, provision shall be made so that the Holder shall thereafter be entitled to receive upon the exercise of this Warrant, the number and kind of securities and prope1ty of the Company, or of the successor corporation resulting from such reorganization, merger or consolidation, to which that Holder would have received for the Shares if this Warrant had been exercised immediately before such reorganization, merger or consolidation.

2.4 Fractional Shares. No fractional Shares shall be issuable upon exercise or net exercise of this Warrant and the number of Shares to be issued shall be rounded up to the nearest whole Share.

ARTICLE 3. COVENANTS OF THE COMPANY.

3.1 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon any of its stock, whether in cash , property, stock, or other securities and whether or not a regular cash dividend; (b) to effect any reclassification or recapitalization of any of its stock; or (c) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder: (l) at least three (3) days' prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of Common Stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) above; and (2) in the case of the matters referred to in (b) and (c) above at least three (3) days' prior written notice of the date when the same will take place (and specifying the date on which the holders of Common Stock will be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

3.2 No Stockholder Rights or Liabilities. Except as provided in this Warrant, the Holder will not have any rights as a stockholder of the Company until the exercise of this Warrant. Absent an affirmative action by the Holder to purchase the Shares, the Holder shall not have any liability as a stockholder of the Company.

3.3 Closing of Books. The Company will at no time close its transfer books against the transfer of this Warrant or of any Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

ARTICLE 4. MISCELLANEOUS.

4.1 Term. This Warrant is exercisable in whole or in part at any time and from time to time on or before the earlier of 5:00 pm GMT on the tenth (10th) anniversary of the Issue Date.

4.2 Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES ISSUAB LE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERW1SE TRANSFER RED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

4.3 Transfers. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). After compliance with all restrict ions on transfer set forth in this Section 4.3, and within a reasonable time after the Company's receipt of an executed assignment agreement, the transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed , to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the new holders one or more appropriate new warrants.

4.4 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or ce1iified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may (or on the first business day after transmission by facsimile) be, in writing by the Company or such Holder from time to time. Effective upon receipt of the fully executed Warrant, all notices to the Holder shall be addressed as set fo1i h on the signature page hereto until the Company receives notice of a change of address in connection with a transfer or otherwise. Notice to the Company shall be addressed as set forth on the signature page hereto until the Holder receives notice of a change in address.

4.5 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

4.6 Counterparts. This Warrant may be executed in counterparts , all of which together shall constitute one and the same agreement.

4.7 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles regarding conflicts of la w.

Please indicate your acceptance of these terms by countersigning where indicated below.

Slinger Bag Inc.

____

Name: Mike Ballardie
Title: Chief Executive Officer

Agreed and accepted:

Dawson City, LLC

____

Name: Joseph A. Buescher
Title: Manager/Member

Appendix 1

SLINGER BAG INC.
EXERCISE NOTICE

Reference is made to the Warrant Agreement dated November_ 2020 (the "Warrant") between Slinger Bag Inc. (the "Company") and Dawson City, LLC (the "Warrant Holder"). In accordance with and pursuant to the Warrant, the undersigned hereby elects to exercise the Warrant to purchase shares of co1runon stock of the Company as set forth below. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Warrant.

Date ofExercise: ______________________________

Number of shares of ordinary/common (or its equivalent) stock to be purchased: ______________________________

Please issue shares of common stock in the following name and to the following address:

Issue to: ______________________________

____

Address: ______________________________

Telephone Number: ______________________________

Email address: ______________________________

Holder: ______________________________

By:

Title:

EXHIBIT C

US TRADEMARK ASSIGNMENT

THIS TRADEMARK ASSIGNMENT ("Assignment") is made this 10th day of November 2020 by and between **Dawson City, LLC ("Assignor"),** having a principal address at 7182 W Morraine Dr, Littleton, CO 80128, and **Slinger Bag Canada Inc. ("Assignee"),** having a principal address at 2709 North Rolling Road, Suite 138, Windsor Mill, MD 21244.

RECITALS:

A. Assignor has rights to the following U.S. trademarks (the **"Marks"):**

Application No.	Registration No.	Mark
85342869	4192951	SLINGER
8630325	494 6870	SLINGER

B. Assignor desires to transfer, assign and convey, and Assignee desires to acquire, all of Assignor's right, title and interest in and to the Marks, together with all good will and all other rights associated with the Marks.

Now, THEREFORE, for good and valuable consideration and the mutual covenants herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. The above recitals are incorporated herein as if set fo1th at length below.

2. Assignor hereby assigns, sets over, transfers and conveys to Assignee all of Assignor' s right , title and interest in, to a d under the following:
   a) The Marks;
   b) All common law rights and good will associated with the Marks; and
   c) The right to recover damages for any and all past infringement.

3. Assignor further covenants that it will take all such actions as may be reasonably necessary for further securing, completing or vesting in Assignee full right, title, and interest in the Marks.

4. Assignee hereby accepts the assignment and conveyance of the Marks.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Assignment as of the day and year first written above.

SLINGER BAG CANADA INC.

By:

Name: **Mike Ballardie**

Title: **Chief Executive Officer**

Date: **November 10, 202**

DAWSON CITY, LLC

By: ______________________

Name: Joseph A. Buescher

Title: Manager/Member

Date: 11/10/2020

MIKE SABER
MANAGER/MEMBER
11/10/20